UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2020

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive, Suite 100
Canonsburg, Pennsylvania 15317
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On December 30, 2020, in connection with the consummation of the Merger (as defined herein), the Affiliated Company Credit Agreement, dated November 28, 2017 (as amended, the “Affiliated Company Credit Agreement”), by and among CONSOL Coal Resources LP, a Delaware limited partnership (the “Partnership”), as borrower, certain subsidiaries of the Partnership party thereto, CONSOL Energy Inc., a Delaware corporation (“CEIX”), as lender and administrative agent, and PNC Bank, National Association, as collateral agent, was terminated, all obligations and guarantees thereunder repaid and discharged and all liens granted in connection therewith released. In connection with the termination of the Affiliated Company Credit Agreement and in exchange for, and in satisfaction of, payment of the outstanding balance of approximately $176.5 million thereunder, the Partnership issued 37,322,410 common units representing limited partner interests in the Partnership (“Partnership Common Units”) to CEIX.

The material terms of the Affiliated Company Credit Agreement were previously disclosed in the Current Reports on Form 8-K filed by CEIX with the Securities and Exchange Commission (“SEC”) on December 4, 2017 and April 3, 2019 and, to the extent applicable, the disclosure relating to the Affiliated Company Credit Agreement under Item 1.01 of each such Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 22, 2020, CEIX, Transformer LP Holdings Inc., a Delaware corporation and a wholly owned subsidiary of CEIX (“Holdings”), Transformer Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings (“Merger Sub”), the Partnership and CONSOL Coal Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub would merge with and into the Partnership, with the Partnership surviving as an indirect, wholly owned subsidiary of CEIX (the “Merger”).

On December 30, 2020, the parties to the Merger Agreement completed the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each outstanding Partnership Common Unit other than Partnership Common Units owned by CEIX and its subsidiaries (each, a “Public Common Unit”) converted into the right to receive, subject to adjustment as described in the Merger Agreement, 0.73 shares of common stock, par value $0.01 per share, of CEIX (the “CEIX Common Stock” and the shares of CEIX Common Stock issued in the Merger, the “Merger Consideration”) and (ii) each of the outstanding phantom units and any other awards relating to a Partnership Common Unit issued under the Partnership Long-Term Incentive Plans (as defined in the Merger Agreement), whether vested or not vested, became fully vested and automatically converted into the right to receive, with respect to each Partnership Common Unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights). Except for the incentive distribution rights representing limited partner interests in the Partnership, which were automatically canceled immediately prior to the Effective Time for no consideration in accordance with the Third Amended and Restated Agreement of Limited Partnership of CONSOL Coal Resources LP, dated as of November 28, 2017 (the “Partnership Agreement”), the limited partner interests in the Partnership owned by CEIX and its subsidiaries immediately prior to the Effective Time remain outstanding as limited partner interests in the surviving entity. The economic general partner interest in the Partnership converted into a non-economic general partner interest in the surviving entity, and the General Partner continued as the sole general partner of the surviving entity.

Pursuant to the Merger Agreement, CEIX issued approximately 7.9 million shares of CEIX Common Stock to the holders of Partnership Common Units as Merger Consideration as described above.

The Merger Agreement is filed as Exhibit 2.1 to CEIX’s Current Report on Form 8-K filed with the SEC on October 23, 2020, which agreement is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about CEIX, the Partnership or their respective subsidiaries and affiliates.

Item 5.07	Submission of Matters to a Vote of Security Holders.

In connection with the completion of the Merger, CEIX held a special meeting of CEIX stockholders at 9:00 a.m. (Eastern Time) on December 29, 2020 (the “CEIX Stockholder Meeting”), during which the CEIX stockholders considered two proposals, each of which is described in more detail in the consent solicitation statement/proxy statement/prospectus filed by CEIX with the SEC on November 30, 2020. The final vote results for each proposal were as follows:

Proposal 1: The Stock Issuance Proposal

The CEIX stockholders approved, by the affirmative vote of a majority of the total votes cast, which, under New York Stock Exchange rules includes votes for, votes against and abstentions, with abstentions (if any) having the same effect as a vote against, the issuance of shares of CEIX Common Stock as the Merger Consideration in connection with the Merger (the “Stock Issuance Proposal”).

The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions” and “Broker Non-Votes”:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,823,670	40,761	29,775	—

Proposal 2: Adjournment of the Special Meeting

The CEIX stockholders also approved the adjournment of the CEIX Stockholder Meeting to solicit additional proxies, if necessary, but no adjournment of the CEIX Stockholder Meeting was necessary because the CEIX stockholders approved the Stock Issuance Proposal.

Item 7.01	Regulation FD Disclosure.

CEIX and the Partnership issued a joint press release on December 30, 2020 announcing the results of the CEIX Stockholder Meeting and the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of the Exhibit

2.1*	Agreement and Plan of Merger, dated as of October 22, 2020, by and among CONSOL Energy Inc., Transformer LP Holdings Inc., Transformer Merger Sub LLC, CONSOL Coal Resources GP LLC and CONSOL Coal Resources LP (incorporated by reference to Exhibit 2.1 to CEIX’s Current Report on Form 8-K filed on October 23, 2020, File No. 38147).

99.1	Press Release dated December 30, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Miteshkumar B. Thakkar
Name:	Miteshkumar B. Thakkar
Title:	Chief Financial Officer

Dated: December 30, 2020